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                                                                    EXHIBIT 23.1

            Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders of
United Surgical Partners International, Inc.:

We consent to the incorporation by reference in the registration statement (No. 333-64926) on Form S-8 of United Surgical Partners International, Inc. of our reports dated March 10, 2005, with respect to the consolidated balance sheets of United Surgical Partners International, Inc. as of December 31, 2004 and 2003, and the related consolidated statements of income, comprehensive income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2004, and the related financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of United Surgical Partners International, Inc.

Our report dated March 10, 2005, on management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2004, contains an explanatory paragraph which states that, in conducting the Company's evaluation of the effectiveness of its internal control over financial reporting, management excluded the acquisition of the following subsidiaries, which were completed by the Company in 2004. Our audit of internal control over financial reporting of United Surgical Partners International, Inc. also excluded an evaluation of the internal control over financial reporting of the subsidiaries listed below:

         o        SSI Holdings, Inc.

         o        USP Baltimore, Inc.

         o        USP Chicago, Inc.

         o USP Houston, Inc. (Investment in Memorial Hermann/USP Surgery Centers III, L.L.P.)

         o        USP Mission Hills, Inc.

         o        USP Newport News, Inc.

         o USP Oklahoma, Inc. (Investment in Southwest Ambulatory Surgery Center, L.L.C.)

         o        USP Reading, Inc.

         o        USP San Antonio, Inc.

         o        USP Sarasota, Inc.



KPMG LLP


Dallas, Texas
March 10, 2005